Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE

Company Contacts:

Isaac Bresnick

Media Relations

Liquidmetal Technologies, Inc.

(949) 635-2123

isaac.bresnick@liquidmetal.com

Liquidmetal Establishes New Manufacturing Site in Hangzhou

Lake Forest, Calif. – July 10, 2025 - Liquidmetal® Technologies, Inc. (OTCQB: LQMT) today announced that, on July 4, 2025, Liquidmetal Asia Holdings Limited (“Liquidmetal Asia”), a wholly owned Hong Kong subsidiary of Liquidmetal Technologies, entered into an agreement to form a joint venture company named Hangzhou Feifeng Liquidmetal Co. Ltd. (the “JV Company”). The JV Company will be developing a manufacturing facility in the city of Hangzhou, China for the manufacture of amorphous alloy products. The JV Company will be owned 70% by Liquidmetal Asia and 30% by an individual investor with $6.0 million USD of initial capital investment.

Hangzhou is a rapidly emerging innovation hub located in the heart of advanced manufacturing corridor, surrounded by global companies such as Foxconn and Alibaba. The region offers unparalleled access to world-class suppliers, subcontractors, and research institutions. The JV Company’s  manufacturing facility is anticipated to feature 71,000 square feet of manufacturing space that can hold up to 40 die-cast machines and is currently expected to be operational in the middle of 2026.

“Our new plant in Hangzhou will be state of the art utilizing the latest manufacturing technology and will be led by our Chairman, Professor Lugee Li. As the founder of Eontec, Professor Li is a master of manufacturing, and together, we seek to bring about a new generation of products utilizing the high strength, thinness and elasticity of amorphous metals. During my 15+ years with Liquidmetal Technologies, I have been fortunate enough to be part of Liquidmetal’s story. Our journey has just begun, and we are ready to substantially advance the revolutionary technology of amorphous alloys.” said Tony Chung, CEO of Liquidmetal Technologies.

“Bringing about new technology takes time and patience, and I'm excited to see my vision for Liquidmetal Technologies taking shape. I look forward to a bright future ahead.” said Lugee Li, Chairman.

For more information, please refer to the Current Report on Form 8-K which was filed on July 10, 2025 with the Securities and Exchange Commission.

About Liquidmetal Technologies

Lake Forest, California-based Liquidmetal Technologies, Inc. is the leading developer of parts made with bulk amorphous alloys, also known scientifically as bulk metallic glasses or BMGs. The non-crystalline atomic structure of these materials imparts unique performance properties, including the ability to injection-mold with micron-level precision, lustrous finishes, high strength, hardness and corrosion resistance, and remarkable elasticity. Liquidmetal Technologies is the first company to develop amorphous alloy parts commercially, enabling significant improvements in products across a wide array of industries. For more information, go to www.liquidmetal.com.

Forward-Looking Statements

This press release of Liquidmetal Technologies, Inc. (“Liquidmetal”) may contain forward-looking statements made pursuant to the Private Securities Litigation Reform Act of 1995. Words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” and “project” and other similar words and expressions are intended to signify forward-looking statements. Forward-looking statements are not guaranties of future results and conditions but rather are subject to various risks and uncertainties. If underlying assumptions prove inaccurate or unknown risks or uncertainties materialize, actual results could vary materially from Liquidmetal's expectations and projections. Such risks and uncertainties include, among other things: the ability of Liquidmetal to develop and commence operation of the new manufacturing facility discussed in this press release; customer adoption of Liquidmetal's technologies and successful integration of those technologies into customer products; potential difficulties or delays in manufacturing products incorporating Liquidmetal's technologies; Liquidmetal's ability to fund its current and anticipated operations; the ability of third party suppliers and manufacturers to meet customer product requirements; general industry conditions; general economic conditions; and governmental laws and regulations affecting Liquidmetal's operations. Additional information concerning these risks and uncertainties can be found in Liquidmetal's public periodic filings with the U.S. Securities and Exchange Commission, including the discussion under the heading "Risk Factors" in Liquidmetal's Annual Report on Form 10-K for the year ended December 31, 2024.